Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is entered into as of June 28, 2005 among Lehman Brothers Inc. (the “Purchaser”), each of the persons set forth on Exhibit A attached hereto (the “Selling Shareholders”), Kellyanna Company Limited, a Cyprus limited company, in its capacity as the PAS Shareholder Representative under the PAS Shareholder Representative and Escrow Agreement dated as of December 5, 2003 (“PAS Shareholder Representative”), and, solely with respect to Sections 3, 5(b)(ix), 6(a) and 7, Schlumberger N.V. (Schlumberger Limited), a corporation organized under the laws of the Netherlands Antilles (the “Company”). In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions hereof, the Purchaser shall purchase from each Selling Shareholder, and each Selling Shareholder shall sell to the Purchaser, the number of shares of common stock, par value $.01 per share, of the Company (“Shares”) as set forth on Exhibit A (such number of Shares set forth thereon with respect to each Selling Shareholder, “Purchased Shares”). The purchase price for the Purchased Shares shall be $75.25 per Purchased Share (the “Purchase Price”).

2. Closing. The closing of such purchase and sale (the “Closing”) shall take place on July 5, 2005 (the “Closing Date”) at such location and at such time as the Purchaser and the PAS Shareholder Representative shall have agreed. Upon Closing:

(a) each Selling Shareholder shall deliver or caused to be delivered to the Purchaser the number of Purchased Shares sold by such Selling Shareholder in book entry form or physical certificates and in coordination with the procedures established by the Purchaser, the PAS Shareholder Representative, the Selling Shareholders and, if applicable, the Joint Stock Commercial Bank “ROSBANK” (located in Moscow, Russian Federation); and

(b) the Purchaser shall pay for the Purchased Shares sold by each Selling Shareholder an amount in equal to the product of the Purchase Price and the number of shares set forth opposite such Selling Shareholder’s name on Exhibit A attached hereto by wire transfer of immediately available funds to the account or accounts designated by the PAS Shareholder Representative.

3. Representations of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Registration Statement and Prospectus. A shelf registration statement for an offering to be made on a continuous or delayed basis in the future on Form S-3 (File No. 333-124541) with respect to the Purchased Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Company to the Purchaser. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time; and “Prospectus” means the final prospectus supplement, if any, relating to the Purchased Shares and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed. Reference made herein to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made).

(b) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus (the “Incorporated Documents”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder, and none of the Incorporated Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, respectively, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Existence; No Breach. (i) The Company is a corporation duly formed, validly existing and in good standing under the laws of the Netherlands Antilles, with all necessary corporate power and authority to own its properties and conduct its business as described in the Prospectus; and (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) will not result in any violation of the provisions of the articles of incorporation or the bylaws of the Company, or (C) will not violate any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the property or assets of the Company, except in the case of clauses (i) and (ii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, results of operation or prospects of the Company (a “Material Adverse Effect”).

(d) No Material Adverse Effect. Except as set forth in or contemplated by the Incorporated Documents filed with the Commission on or prior to the date hereof, since the end of the period covered by the Company’s most recent annual report on Form 10-K filed with the Commission, there has been no change, event, occurrence, effect, fact, circumstance or condition that has had or could be reasonably expected to have a Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to the Company and its subsidiaries and that also affect other companies that participate or are engaged in the lines of business in which the Company and its subsidiaries participate or are engaged, except to the extent such condition or development affects the Company to a significantly greater extent than other similarly situated companies.

(e) Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(f) Authorization of Shares; Listing. The Purchased Shares were duly authorized and validly issued by the Company, are fully paid and nonassessable, and have been approved for listing on the New York Stock Exchange.

4. Representations of the Selling Shareholders. Each Selling Shareholder, jointly and severally, hereby represents and warrants to the Purchaser as follows:

(a) Valid Title; No Liens. The Selling Shareholder has good and valid title to such Selling Shareholder’s Purchased Shares, free and clear of all liens, encumbrances, equities or claims. Upon delivery of the Purchased Shares and payment therefor pursuant hereto, good and valid title to such Purchased Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser.

(b) Existence; No Breach. (i) The Selling Shareholder, if not a natural person, has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with all necessary power and authority to own its properties and to conduct its business as currently conducted; (ii) the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (B) will not result in any violation of the provisions of the organizational documents of the Selling Shareholder, if not a natural person and (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder, except in the case of clauses (ii)(A) and (ii)(C), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or prospects of the Selling Shareholder.

(c) Authorization; Enforceability. The Selling Shareholder has all necessary right, power and authority to execute, deliver and perform its obligations under this Agreement, the Custody Agreement (as defined below) and the Power of Attorney (as defined below). The execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of any Selling Shareholder or the PAS Shareholder Representative is required. This Agreement, the Custody Agreement and the Power of Attorney have been duly executed and delivered by the Selling Shareholder and constitute legal, valid and binding agreements of the Selling Shareholder, enforceable in accordance with their terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Brokerage Fee. There are no contracts, agreements or understandings between the Selling Shareholder and any person, other than the Purchaser, that would give rise to a valid claim against the Selling Shareholder for a brokerage commission, finder’s fee or other like payment in connection with the purchase and sale of the Purchased Shares pursuant to this Agreement.

(e) Custody Agreements. The Selling Shareholder has placed in custody under a custody agreement substantially in the form of Exhibit B hereto (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Shareholders, the “Custody Agreements”) with the PAS Shareholder Representative, as custodian, for delivery under this Agreement, certificates in negotiable form or accompanied by a signed stock power representing the Common Shares to be sold by the Selling Shareholder hereunder.

(f) Powers of Attorney. The Selling Shareholder has duly and irrevocably executed and delivered a power of attorney substantially in the form of Exhibit C hereto (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Shareholders, the “Powers of Attorney”) appointing Steven Douglas Stinemetz, in his capacity as an authorized signatory of the PAS Shareholder Representative, with full power of substitution, and with full authority to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

5. Conditions to the Parties’ Obligation to Close.

(a) The obligation of each Selling Shareholder to sell such Selling Shareholder’s Purchased Shares at the Closing is subject to the satisfaction (or waiver by the PAS Shareholder Representative on behalf of the Selling Shareholders), at or before the Closing, of each of the following conditions:

(i) No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any governmental authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal.

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by any governmental agency.

(iii) No action, suit or proceeding shall be pending against or involve the Selling Shareholder or any of its property that would materially and adversely affect the ability of the Selling Shareholder to perform its obligations under this Agreement and no such action, suit or proceeding shall be threatened or contemplated.

(b) The obligation of the Purchaser to purchase the Purchased Shares hereunder from the Selling Shareholders at the Closing is subject to the satisfaction (or waiver by the Purchaser), at or before the Closing, of each of the following conditions:

(i) If required, the Company shall have filed with the Commission pursuant to Rule 424(b) of the Securities Act, a prospectus supplement regarding the sale of all of the Purchased Shares.

(ii) No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any governmental authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal.

(iii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by any governmental agency.

(iv) The representations and warranties of each Selling Shareholder contained in Section 4 shall be true, correct and complete in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and each Selling Shareholder shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by such Selling Shareholder at or before the Closing.

(v) The Purchaser shall have received a certificate, dated the Closing Date, of the PAS Shareholder Representative on behalf of each Selling Shareholder, certifying on behalf of each Selling Shareholder, that each of the conditions set forth in paragraph (iv) above have been satisfied.

(vi) The representations and warranties of the Company contained in Section 3 shall be true, correct and complete in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by it at or before the Closing.

(vii) Subsequent to the execution and delivery of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company.

(viii) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or in such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of any of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the public offering or delivery of the Purchased Shares.

(ix) The Purchaser shall have received a certificate, dated the Closing Date, of a duly authorized officer of the Company on behalf of the Company, certifying on behalf of the Company, that each of the conditions set forth in paragraphs 5(b)(vi) and 5(b)(vii) have been satisfied.

6. Compliance.

(a) Securities Laws, Compliance with Registration Rights Agreement. Each of the Purchaser, the Selling Shareholders and the PAS Shareholder Representative shall comply with all federal and state securities laws, rules and regulations applicable to it in connection with the transactions contemplated by this Agreement. The Purchaser agrees to comply with the terms and conditions of Sections 1.03(b), (c) and (d) of the Registration Rights Agreement, dated as of May 27, 2004, between the Company and the Selling Shareholders (“Registration Rights Agreement”), as if the Purchaser was a “Holder” thereunder. The Purchaser hereby gives notice to the Company, pursuant to Section 1.03(d) of the Registration Rights Agreement, of the Purchaser’s proposed sale of some or all of the Purchased Shares under the Registration Statement on or before June 30, 2005.

(b) Russian Currency Regulations. Each Selling Shareholder and the PAS Shareholder Representative shall comply with all laws, rules and regulations of the Russian Federation applicable to such Selling Shareholder or the PAS Shareholder Representative, as the case may be, in connection with the transactions contemplated by this Agreement, including but not limited to, as applicable, the establishment of special bank accounts, the payment of reserve sums, the opening of a safekeeping omnibus account reflecting the change in ownership of the shares, the submission to an authorized bank of all required applications and documentation required under applicable laws, rules and regulations of the Russian Federation, and any other actions necessary to consummate the transactions contemplated by this Agreement in compliance with such laws, rules and regulations. To the extent that any such actions are required to be taken prior to the consummation of the transactions contemplated by this Agreement, such actions shall be completed prior to the Closing Date.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made), and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus (in the case of the Prospectus, in the light of the circumstances under which the statements were made) or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

(b) Each of the Selling Shareholders, jointly and severally, will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made), and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred, or (ii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided, however, that with respect to the indemnities provided in clause (i) above, no Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein. Notwithstanding the indemnity provisions set forth in this paragraph (b), in no event shall any Selling Shareholder be liable under the provisions of this paragraph (b) for any amount in excess of the total proceeds received by such Selling Shareholder from the sale of the Purchased Shares sold by the Selling Shareholder (net of underwriting discounts and commissions, but before taxes and any other expenses) pursuant to this Agreement.

(c) The Purchaser will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or the Selling Shareholders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Each of the Selling Shareholders, jointly and severally, shall indemnify and hold harmless the Purchaser, its officers and employees, and any person who controls the Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Purchased Shares), to which the Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon the agreement entered into between the Purchaser and the Joint Stock Commercial Bank “ROSBANK” (located in Moscow, Russian Federation).

(e) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under any subsection of this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under this Section 7 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholders on the one hand and the Purchaser on the other from the sale of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholders, as the case may be, on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the sale (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth herein. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, as the case may be, on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Purchased Shares purchased by it and distributed to investors were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(g) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability which the Company or the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act; and the obligations of the Purchaser under this Section 7 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

(h) The Purchaser confirms and the Company and each Selling Shareholder acknowledges that the information concerning the Purchaser, if any, appearing under the caption “Plan of Distribution” in the Prospectus constitutes the only information concerning the Purchaser furnished in writing to the Company by or on behalf of the Purchaser specifically for inclusion in the Registration Statement and the Prospectus. Each Selling Shareholder confirms that all information appearing under the caption “Plan of Distribution” in the Prospectus is correct.

8. Termination.

(a) If any condition to the Selling Shareholders’ obligations to close specified in Section 5(a) is not satisfied at or prior to the Closing Date, the PAS Shareholder Representative may terminate this Agreement on behalf of the Selling Shareholders. In the event of any such termination of this Agreement pursuant to this Section 8(a), this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

(b) If any condition to the Purchaser’s obligation to close specified in Section 5(b) is not satisfied at or prior to the Closing Date, the Purchaser may terminate this Agreement. In the event of any such termination by the Purchaser pursuant to this Section 8(b), this Agreement shall forthwith become null and void as between the Purchaser, the Selling Shareholders and the Company and there shall be no liability on the part of any of such parties among themselves, provided that nothing herein shall relieve any such party from any liability or obligation with respect to any willful breach of this Agreement.

9. Notices. All statements, requests, notices, communications and agreements hereunder shall be in writing and shall be delivered or sent by courier service, registered or certified mail return receipt requested, courier service, personal delivery or facsimile transmission to the following addresses:

(a)	if to the Purchaser:

Lehman Brothers Inc.

605 Third Avenue, 3rd Floor

New York, New York 10158

Attention: James E. Saxton

Facsimile: (212) 520-0435

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

United States of America

Attention: Robert V. Jewell

Facsimile: (713) 220-4285

(b)	if to the Company:

Schlumberger Limited

153 East 53rd Street (57th floor)

New York, NY 10022-4624

United States of America

Attention: General Counsel

Facsimile: (212) 350-8127

with a copy to:

Schlumberger Limited

Legal Department

42, rue St. Dominique

75007 Paris

France

Attention: Robert Villard, Deputy General Counsel

Facsimile: (33-1) 4062-1030

and

Baker Botts LLP

910 Louisiana St., Suite 3000

Houston, Texas 77002

United States of America

Attention: J. David Kirkland, Jr.

Facsimile: (713) 229-7701

(c)	if to the Selling Shareholders or the PAS Shareholder Representative:

Kellyanna Company Limited

c/o Steven Douglas Stinemetz

1 Lambousa Street

Nicosia, Cyprus 1095

Facsimile: (713) 547-2600

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

United States of America

Attention: L. Todd Gremillion

Facsimile: (713) 236-0822

or to such other address as any of such parties shall designate in writing. Notice given by delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

10. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

11. Survival. The respective representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the delivery of and payment for the Purchased Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them.

12. Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provision hereof

13. Successors. This Agreement will be binding on and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person will have any right or obligation hereunder. The Purchaser may not assign this Agreement without the written consent of the PAS Shareholder Representative and the Company. None of the Selling Shareholders, the PAS Shareholder Representative nor the Company may assign this Agreement without the written consent of the Purchaser. No purchaser of Purchased Shares from the Purchaser shall be deemed to be a successor or assign by reason merely of such purchase.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be executed by their respective representatives, hereunto duly authorized, as of the date first written above.

LEHMAN:

LEHMAN BROTHERS INC.

By:	/s/ DAVID H. MARTIN
Name:	David H. Martin
Title:	Vice President

COMPANY (Solely with respect to Sections 3, 5(b)(ix), 6(a) and 7):

SCHLUMBERGER LIMITED

By:	/s/ ELLEN SUMMER
Name:	Ellen Summer
Title:	Secretary and General Counsel

PAS SHAREHOLDER REPRESENTATIVE:

KELLYANNA LIMITED COMPANY

By:	/s/ STEVEN DOUGLAS STINEMETZ
Name:	Steven Douglas Stinemetz
Title:	Authorized Signatory

SELLING SHAREHOLDERS:

By:	/s/ STEVEN DOUGLAS STINEMETZ
Steven Douglas Stinemetz,
as Attorney-in-Fact for each Selling Shareholder listed on Exhibit A

Purchase Agreement Signature Page

EXHIBIT A

Selling Shareholder	Number of Purchased Shares
Vladimir Stenin	28,292
Alexander Sizov	138,345
Andrei Niziev	138,345
Murat Sampiev	106,901
Alexander Yulievich Djaparidze	235,829
Marjoram Limited	393,049
PetroAlliance Stock Incentive Plan Limited	177,651
Martin Hansen	31,443
PetroAlliance Directors Officers and Employees Benefits Plan Limited	45,119
Glen Bird	7,861
Alexander V. Gavura	2,374
Thomas A. Russell	78,610
Alexander A. Vaigel	15,722
Vadim E. Usakovsky	35,374
Vladimir V. Metlin	3,153
Igor N. Kerysov	3,153
Vassili Kyvelidi	31,443
Isa Sharaputtinovich Shabanov	15,722
Efraim Dory	7,861
Total	1,496,247

Exhibit A